Exhibit 99.1

IGATE Closes Strong 2014; Revenues up 10.2% Year-over-Year

Successfully Converted Preferred Stock into Equity

BRIDGEWATER, NJ – January 20, 2015

IGATE Corporation (“IGATE” or the “Company”) (NASDAQ: IGTE), the New Jersey-headquartered integrated technology and operations solutions provider, today announced its financial results for the fourth quarter and full year ended December 31, 2014.

Fourth Quarter Financial Highlights

•	Revenues were $331.5 million

•	Increased 10.7 % compared to $299.3 million in the fourth quarter of 2013

•	Increased 2.7% sequentially compared to $322.8 million in the third quarter of 2014

•	Gross margin was 34.8%

•	Compared to 39.8% in the fourth quarter of 2013

•	Compared to 35.3% in the third quarter of 2014

•	Adjusted EBITDA was $62.3 million

•	Compared to $74.7 million in the fourth quarter of 2013

•	Compared to $68.8 million in the third quarter of 2014

•	Net Income was $38.0 million

•	Compared to $33.1 million in the fourth quarter of 2013

•	Compared to $37.3 million in the third quarter of 2014

•	Non GAAP diluted earnings per share were $0.52

•	Compared with $0.49 in the fourth quarter of 2013

•	Compared with $0.52 per share in the third quarter of 2014

•	GAAP diluted earnings per share were $(0.63) including $80 million paid to Series B preferred stock holders for the induced conversion and $1.7 million towards write-off of unamortized preferred stock issuance cost

•	Compared to $0.30 in the fourth quarter of 2013

•	Compared to $0.34 in the third quarter of 2014

•	The Company added 9 new clients during the fourth quarter

•	As of December 31, 2014, the Company had 33,484 employees

Full Year Financial Highlights

•	Revenues for the year were $1,268.2 million

•	Increased 10.2 % compared to $1,150.9 million in 2013

•	Gross margin was 36.0%

•	Compared to 39.3% in 2013

•	Adjusted EBITDA was $276.4 million

•	Compared to $284.8 million in 2013

•	Net Income was $110.0 million

•	Compared to $129.8 million in 2013

•	Non GAAP diluted earnings per share were $1.96

•	Compared to $1.88 in 2013

•	GAAP diluted earnings per share were $(0.01) including $80 million paid to Series B preferred stock holders for the induced conversion and $1.7 million towards write-off of unamortized preferred stock issuance cost

•	Compared to $1.21 in 2013

•	The Company added 29 new clients during the year

•	The Company added 3,751 employees (net) during the year

Ashok Vemuri, President and CEO, said, “We are satisfied with our fourth quarter and full year 2014 results. We delivered growth both sequentially as well as year over year, a result of the differentiated industry utility-solutions, enhanced client-centricity, streamlining of our core execution, building next-gen capabilities, and committed IGATORs.”

“Our digital practice will be a key focus area for us in 2015 and we will continue to leverage our ITOPS solutions,” he added.

Sujit Sircar, CFO, said, “We are satisfied with the cash flow position of the company and the de-leveraging of the balance sheet during the year. In addition, we induced the conversion of the 8% Series B preferred stock on November 4, 2014, which will be value accretive going forward and will also improve our credit rating. However, we continue to see foreign exchange volatility that needs to be monitored and observed carefully.”

Fourth Quarter Operating Results

Results for three and twelve months ended December 31, 2014 and 2013 respectively, on a GAAP and non-GAAP basis are provided in the table below.

	Q4 FY’14	Q4 FY’13	Y/Y	Twelve months ended FY’14	Twelve months ended FY’13	Y/Y
Net revenue ($Millions)	331.5	299.3	10.7%	1268.2	1150.9	10.2%
Operating margin ($Millions)	46.8	59.0	(20.8%)	220.4	227.2	(3.0%)
GAAP net income ($Millions)	38.0	33.1	14.6%	110.0	129.8	(15.2%)
GAAP diluted EPS ($)*	(0.63)	0.30	(310.0%)	(0.01)	1.21	(100.8%)
Adjusted EBITDA ($Millions)	62.3	74.7	(16.5%)	276.4	284.8	(3.0%)
Non-GAAP net income ($Millions)	43.1	39.7	8.6%	161.5	150.3	7.4%
Non-GAAP diluted EPS ($)	0.52	0.49	6.1%	1.96	1.88	4.3%

*	GAAP diluted EPS includes $80 million paid to Series B preferred stock holders for the induced conversion and $1.7 million towards write-off of unamortized preferred stock issuance cost

Key contracts won during the Fourth Quarter

•	IGATE was selected by a large North America-based multinational banking and financial holding company to identify, assess and recommend “best-in class” features and functionality for their trade and supply chain finance portal. As part of the multi-year engagement, IGATE will provide support to replace the client’s current portal with a solution meeting the demands of their global trade finance clients.

•	A North America-based electronics manufacturing services company in the business of providing contract manufacturing services to electronics makers and producing complex printed circuit boards and related electronics systems and subsystems selected IGATE to offer support in the areas of procurement spending and provide data archival solution. As part of this engagement, IGATE will assist the client in improving the performance of their procurement spending solution and enhance the reporting capability.

•	A U.K.-based services company in the business of providing chemical, biochemical and DNA based analysis selected IGATE to assist the client in constructing an end-to-end business case and solution involving the leading Hybris ecommerce platform. As part of this engagement, IGATE will work closely with the client to fulfill its requirements for functionality, scalability, time and cost constraints. IGATE also advised and led an end-to-end evaluation and procurement phase for the client.

•	A large investment bank and institutional securities firm based in North America selected IGATE as a strategic IT partner. As part of the engagement, IGATE will assist the client in portal development for securities aggregation and reporting. The partnership is expected to benefit the client with better reporting structure. IGATE’s deep expertise in the financial industry ecosystem, through its experience with leading vendor platforms, will help in accelerating transformation roadmaps in place for the client.

•	IGATE was selected by a global medical corporation and medical device pioneer to offer consulting regarding the technology roadmap for the client’s next generation products. As part of this engagement, IGATE will help the client migrate existing product and develop new products based on the suggested technology recommendations. IGATE will also assist the client in the areas of hardware engineering, firmware, software, and testing as well as regulatory compliance.

•	IGATE was selected by an American online retail company in the business of providing foodservice to support the client in e-commerce transformation to improve the time-to-market for geographical and customer expansion. IGATE will assist the client in migrating the e-commerce platform built on legacy technology to the Hybris commerce platform.

Significant Events in the Quarter

•	IGATE won the Aegis Graham Bell Awards 2014 in the category of Innovative Integrated SMAC Solution. This award is one of the largest awards for Innovation in the field of Telecom, Internet, Media & Edutainment (TIME) and recognizes outstanding contributions.

•	IGATE won the coveted award on ‘Excellence in Resource Management - Global HR Excellence’ given by Aqua Foundation for the year 2014-15 for its global HR practices and efforts to excel in resource management.

•	IGATE was awarded the Cyber Security Implementation of the Year (2014) award from CSO forum for designing and effective implementation of security solution for BPO processes, complying with stringent US laws and regulations around data protection.

•	IGATE was recognized in ISG’s “The Breakthrough 10 Sourcing Standouts” for both America and EMEA.

•	IGATE was included in Everest PEAK Matrix reports for Cloud Application Services & Cloud Infrastructure Services along with Healthcare Payer ITO as a “Major Contender”. The Company was featured for Infrastructure Services as a “Major Contender” for the first time.

•	IGATE was included in Everest PEAK Matrix report for Capital Markets BPO as a “Star Performer in the Major Contenders” category and in “Major Contender” category for Banking BPO. IGATE was also included in the report for Insurance ITO in the “Major Contender” category.

Conference Call and Webcast

IGATE, the integrated technology and Operations Company has scheduled its Earnings Conference Call on Tuesday, January 20, 2015 to discuss the results of its fourth quarter ended December 31, 2014. Senior management of the company will discuss the financial performance for the quarter and answer participants’ questions during the call.

Time	: 08:00 - 09:00 am Eastern Time
Toll Free (U.S.)	: 877-407-8037
Toll (U.S.)	: 201-689-8037
Toll Free (India)	: 000-800-852-1477

The call will be webcast live on IGATE’s website (www.igate.com) in the Investor Relations section under the ‘Events’ section. Participants are requested to log in 10 minutes prior to the start of the webcast. The on-demand version of the webcast will be available on the IGATE website shortly after the call.

Investors, potential investors, shareholders and bond holders can access the telephonic replay by dialing 877-660-6853 (toll free) or 201-612-7415 (toll) and entering conference number 13598450. The telephonic replay will be available until February 3, 2015.

About IGATE

IGATE is a global leader in providing integrated technology and operations-based solutions, headquartered in Bridgewater, New Jersey. As a trusted partner to corporations in North America, Europe and Asia Pacific, IGATE provides solutions to clients’ business challenges by leveraging its technology and process capabilities, underwritten by an understanding of domain and industry imperatives. With revenues over US $1.2 billion, and a global employee talent capital of over 33,000, IGATE offers productized applications and platforms that provide the necessary competitive and innovation edge to clients across industries, through a combination of speed, agility and imagination. IGATE is listed on NASDAQ under the symbol IGTE.

Follow IGATE on Twitter: @IGATE_Corp;

IGATE on Facebook: https://www.facebook.com/igatecorp

Communication Coordinates

Investor Contact

Salil Ravindran

+1 510 298 8400

Salil.Ravindran@IGATE.com

Media Contact

Pallavi Choudhury

+91 80 4104 2084

Pallavi.Choudhury@IGATE.com

Use of non-GAAP Financial Measures

This press release contains non-GAAP financial measures as defined by the Securities and Exchange Commission. These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with, generally accepted accounting principles in the United States (“GAAP”) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

IGATE believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with IGATE’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate IGATE’s results of operations in conjunction with the corresponding GAAP measures. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

IGATE believes that providing Adjusted EBITDA and non-GAAP net income and non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by IGATE’s management in its financial and operational decision-making. These non-GAAP measures are also used by the Management in connection with IGATE’s performance compensation programs.

More specifically, the non-GAAP financial measures contained herein exclude the following items:

•	Amortization of intangible assets: Intangible assets primarily comprise of customer relationships. We incur charges relating to the amortization of these intangibles. These charges are included in our GAAP presentation of earnings from operations, operating margin, net income and diluted earnings per share. We exclude these charges for purposes of calculating these non-GAAP measures.

•	Stock-based compensation: Although stock-based compensation is an important component of the compensation of IGATE’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may not reflect the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond the Company’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of IGATE’s core business.

•	Foreign exchange (gain)/loss: From time to time, the Company recognizes foreign currency losses on re-measurement of escrow account balance and foreign exchange gains on re-measurement of redeemable non-controlling interest liability. IGATE believes that eliminating these non-capitalized items for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of IGATE’s current performance and comparisons to its past performance.

•	Delisting expenses: We voluntarily delisted the equity shares of our majority owned subsidiary, IGATE Computer Systems Limited from the National Stock Exchange of India Limited and the Bombay Stock Exchange Limited and the American Depository Shares from the New York Stock Exchange. Delisting is an infrequent activity and expenses incurred in connection therein are inconsistent in amount and are significantly impacted by the timing and nature of the delisting. IGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of its current operating performance and comparisons to its past operating performance.

•

Merger and reorganization expenses: IGATE is merging and reorganizing its overseas subsidiaries and branches with a view to simplifying the corporate structure and has incurred legal and professional expenses in this connection. Merger and reorganization is an infrequent activity and expenses incurred in connection therein are inconsistent in amount and significantly impacted by the timing and nature of the reorganization. IGATE believes that eliminating these expenses for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of IGATE’s current operating performance and comparisons to its past operating performance.

•	Preferred dividend and accretion to preferred stock: In 2011, we issued 8.00% Series B Preferred Stock. We also incurred issuance costs that have been netted against the proceeds received from the issuance of the Series B Preferred Stock. Prior to its conversion to common stock on November 4, 2014, the Series B Preferred Stock was being accreted over a period of six years. Although, the effect of inclusion of equivalent units of common stock towards convertible participating preferred stock is anti-dilutive for GAAP purposes, the non-GAAP diluted earnings per share has been calculated assuming the conversion of all outstanding shares of preferred stock into equivalent units of common stock. IGATE believes that eliminating these expenses as well as inclusion of equivalent units of common stock towards the preference shares till the date of conversion to compute basic and diluted earnings per share for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of IGATE’s current operating performance and comparisons to its past operating performance. Following the conversion on November 4, 2014, there were no remaining issued and outstanding shares of Series B Preferred Stock.

•	Induced Conversion: On Nov 4, 2014, the Company converted the preferred stock into 21,730,290 equity shares and paid $80 million in cash to the preferred stockholders. As per GAAP, the induced conversion amount charged to retained earnings is subtracted from net income to arrive at income available to common stockholders in the calculation of GAAP earnings per share. IGATE believe that eliminating this charge for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of IGATE’s current operating performance and comparisons to its past operating performance.

•	Loss on extinguishment of debt: IGATE has extinguished debt prior to its scheduled maturity which has resulted in non-operating expenses which otherwise would not have been incurred. Debt extinguishment related charges that are excluded from GAAP earnings to determine non-GAAP earnings consist of the extinguishment premium paid as well as the write-off of unamortized debt issuance costs. These expenses are inconsistent and of a non-recurring nature and IGATE believes that eliminating them for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of IGATE’s current operating performance and comparisons to its past operating performance.

From time to time in the future, there may be other items that IGATE may exclude in presenting its financial results.

Forward-Looking Statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of the Company may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements regarding the business outlook, the expected performance of the Company’s products and services for its clients, and all other statements in this release other than statements of historical fact are statements that could be deemed forward-looking statements. Words such as “expect”, “potential”, “believes”, “anticipates”, “plans”, “intends” and other similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, statements regarding the business outlook, and the expected performance of the Company’s products and services for its clients, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: uncertain global economic conditions, concentrated revenues, new organizational and operational strategies, continued pricing pressures and the significant indebtedness which will use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past. Additional risks relating to the Company are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014 as well as the Company’s other reports filed with the Securities and Exchange Commission. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While the Company believes these estimates to be accurate, actual results may differ materially from those contained in the forward-looking statements in this press release. These amounts could also differ materially from actual reported amounts in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The Company assumes no obligation and does not intend to update these forward-looking statements as circumstances change. This document does not constitute an offer to purchase or to sell securities in any jurisdiction.

IGATE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	December 31, 2014 (unaudited)	December 31, 2013 (audited)

ASSETS
Current assets:
Cash and cash equivalents	$104,184	$204,836
Restricted cash	5,305	360,000
Short-term investments	82,486	181,401
Accounts receivable, net of allowances of $3,070 and $4,103, respectively	174,159	157,905
Unbilled revenues	63,936	61,424
Prepaid expenses and other current assets	42,941	44,492
Prepaid income taxes	13,387	838
Deferred tax assets	2,510	10,235
Foreign exchange derivative contracts	3,200	836
Receivable from related parties	5,898	4,046

Total current assets	498,006	1,026,013

Deposits and other assets	19,469	24,930
Prepaid income taxes	31,479	32,160
Property and equipment, net of accumulated depreciation of $129,644 and $108,084, respectively	234,041	165,581
Leasehold land	73,858	76,732
Deferred tax assets	16,104	15,153
Goodwill	430,250	438,891
Intangible assets, net	102,996	119,262

Total assets	$1,406,203	$1,898,722

LIABILITIES, PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,168	$9,268
Line of credit	127,000	52,000
Senior Notes	—	360,000
Term loans	—	90,000
Accrued payroll and related costs	47,638	57,093
Other accrued liabilities	68,603	79,785
Accrued income taxes	7,205	5,802
Foreign exchange derivative contracts	1,287	909
Deferred revenue	17,787	17,776

Total current liabilities	280,688	672,633

Other long-term liabilities	6,336	3,532
Senior Notes	325,000	410,000
Term loans	234,000	270,000
Accrued income taxes	8,000	13,936
Deferred tax liabilities	33,363	41,717

Total liabilities	887,387	1,411,818

Series B Preferred stock, without par value	—	410,371

Shareholders’ equity:
Common Stock, par value $0.01 per share	818	594
Common stock in treasury, at cost	(14,714)	(14,714)
Additional paid-in capital	671,395	204,143
Retained earnings	268,008	268,750
Accumulated other comprehensive loss	(410,408)	(387,115)

Total IGATE Corporation shareholders’ equity	515,099	71,658
Non-controlling interest	3,717	4,875

Total equity	518,816	76,533

Total liabilities, preferred stock and shareholders’ equity	$1,406,203	$1,898,722

IGATE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands)

	Three Months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues	$331,497	$299,333	$1,268,222	$1,150,925
Cost of revenues (exclusive of depreciation and amortization)	216,219	180,159	811,533	698,232

Gross margin	115,278	119,174	456,689	452,693
Selling, general and administrative expense	57,913	51,257	198,016	190,261
Depreciation and amortization	10,590	8,884	38,250	35,189

Income from operations	46,775	59,033	220,423	227,243
Loss on extinguishment of debt	—	—	(51,760)	—
Other income (loss), net	138	(20,010)	(21,942)	(47,033)

Income before income taxes	46,913	39,023	146,721	180,210
Income tax expense	8,843	5,768	36,329	50,229

Net income before non-controlling interest	38,070	33,255	110,392	129,981
Non-controlling interest	98	112	380	209

Net income attributable to IGATE Corporation	37,972	33,143	110,012	129,772
Accretion to Preferred Stock*	1,789	133	2,225	494
Preferred dividend	3,347	8,157	28,529	31,403

Net income attributable to IGATE common shareholders	$32,836	$24,853	$79,258	$97,875

*	Includes $1.7 million towards write-off of unamortized preferred stock issuance cost.

IGATE CORPORATION

Earnings Per Share

(Amounts in thousands, except per share data)

		Three Months Ended		Year Ended
		December 31,		December 31,
PARTICULARS		2014	2013	2014	2013
		(unaudited)	(unaudited)	(unaudited)	(audited)
Net income attributable to IGATE common shareholders*		$32,836	$24,853	$79,258	$97,875
Add: Dividends on Series B Preferred Stock		3,347	8,157	28,529	31,403

		36,183	33,010	107,787	129,278
Less: Dividends on
Series B Preferred Stock	[A]	3,347	8,157	28,529	31,403
Induced Conversion of Series B Preferred Stock**		80,000	—	80,000	—

Undistributed Income (loss)		$(47,164)	$24,853	$(742)	$97,875

Allocation of Undistributed Income (loss)
Common stock	[B]	(47,164)	18,435	(742)	72,597
Unvested restricted stock	[C]	—	7	—	28
Series B Preferred Stock	[D]	—	6,411	—	25,250

		$(47,164)	$24,853	$(742)	$97,875

Shares outstanding for allocation of undistributed income (loss):
Common stock		80,812	58,438	80,812	58,438
Unvested restricted stock		—	23	—	23
Series B Preferred Stock		—	20,325		20,325

		80,812	78,786	80,812	78,786

Weighted average shares outstanding:
Common stock	[E]	72,532	58,372	62,283	58,015
Unvested restricted stock	[F]	—	23	—	23
Series B Preferred Stock	[G]	—	20,325	—	20,325

		72,532	78,720	62,283	78,363

Weighted average common stock outstanding		72,532	58,372	62,283	58,015
Dilutive effect of stock options and restricted shares outstanding		1,865	2,133	1,888	1,815

Dilutive weighted average shares outstanding	[H]	74,397	60,505	64,171	59,830

Distributed earnings per share:
Series B Preferred Stock	[I=A/G]	$—	$0.40	$—	$1.55

Undistributed earnings per share:
Common stock	[J=B/E]	$(0.65)	$0.32	$(0.01)	$1.25
Unvested restricted stock	[K=C/F]	$—	$0.32	$—	$1.25
Series B Preferred Stock	[L=D/G]	$—	$0.32	$—	$1.25

Earnings per share - Basic
Common stock	[J]	$(0.65)	$0.32	$(0.01)	$1.25
Unvested restricted stock	[K]	$—	$0.32	$—	$1.25
Series B Preferred Stock	[I+L]	$—	$0.72	$—	$2.80

Earnings per share - Diluted	[[B+C]/H]	$(0.63)	$0.30	$(0.01)	$1.21

The number of outstanding participative convertible preferred stock for which the earnings per share exceeded the earnings per share of common stock aggregated to Nil and 20.3 million for the years ended December 31, 2014 and 2013, respectively. These shares were excluded from the computation of diluted earnings per share as they were anti-dilutive.

*	Net income after one time charge of $1.7 million towards write-off of unamortized preferred stock issuance cost.
**	On November 4, 2014, the Company entered into a Conversion and Exchange Agreement with Viscaria Limited (“Viscaria”) pursuant to which Viscaria exercised its option to convert its 330,000 shares of Series B Preferred Stock into 21,730,290 shares of the Company’s common stock. In connection with the conversion, the Company paid $80 million cash to Viscaria and charged this to retained earnings. As per ASC 260-10-S99-2, The Effect on the Calculation of Earnings per Share for a Period That Includes the Redemption or Induced Conversion of Preferred Stock, the induced conversion amount paid is subtracted from net income to arrive at the income available to common stockholders in the calculation of earnings per share.

IGATE CORPORATION

Reconciliation of Net Income, Net of Tax, to Adjusted EBITDA

(Amounts in thousands)

(unaudited)

	Three Months ended		Year ended
	December 31,		December 31,
	2014	2013	2014	2013

Net income	$38,070	$33,255	$110,392	$129,981
Adjustments:
Depreciation and amortization	10,590	8,884	38,250	35,189
Interest expense	6,596	20,554	49,913	87,579
Income tax expense	8,843	5,768	36,329	50,229
Other income, net	(1,332)	(4,735)	(16,479)	(44,645)
Foreign exchange (gain)/loss	(5,402)	4,191	(11,492)	4,099
Stock-based compensation	4,953	4,597	17,376	14,840
Loss on extinguishment of debt	—	—	51,760	—
Delisting expenses	—	—	—	93
Merger and reorganization expenses	29	2,139	315	7,403

Adjusted EBITDA (a non-GAAP measure)	$62,347	$74,653	$276,364	$284,768

The Company presents the non-GAAP financial measures EBITDA and adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes that the presentation of these measures will enhance investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

IGATE CORPORATION

Reconciliation of Selected GAAP Measures to Non-GAAP Measures

(Amounts in thousands, except per share data)

(unaudited)

	Three Months ended		Year ended
	December 31,		December 31,
	2014	2013	2014	2013
GAAP Net income (loss) attributable to IGATE common shareholders*	$(47,164)	$24,853	$(742)	$97,875
Adjustments:
Preferred dividend and accretion to preferred stock	5,136	8,290	30,754	31,897
Induced Conversion of Series B Preferred Stock	80,000	—	80,000	—
Amortization of Intangible assets	2,519	2,558	10,515	10,538
Stock-based compensation	4,953	4,597	17,376	14,840
Delisting expenses	—	—	—	93
Merger and reorganization expenses	29	2,139	315	7,403
Foreign exchange loss on acquisition hedging and re-measurement	—	—	—	489
Forfeiture of vested stock options	—	—	—	(3,005)
Loss on extinguishment of debt	—	—	51,760	—
Income tax adjustments	(2,394)	(2,768)	(28,464)	(9,796)

Non-GAAP Net income attributable to IGATE common shareholders	$43,079	$39,669	$161,514	$150,334

Weighted average shares outstanding, Basic	72,532	58,395	62,283	58,038
Add: assumed preferred stock conversion	8,267	20,325	18,337	20,325

Non-GAAP weighted average shares outstanding, Basic	80,799	78,720	80,620	78,363

Weighted average dilutive common shares outstanding	74,397	60,505	64,171	59,830
Add: assumed preferred stock conversion	8,267	20,325	18,337	20,325

Weighted average dilutive common equivalent shares outstanding	82,664	80,830	82,508	80,155

Basic EPS (GAAP) to Basic EPS (Non-GAAP):
Basic EPS (GAAP)	$(0.65)	$0.32	$(0.01)	$1.25
Preferred dividend and accretion to preferred stock	0.06	0.11	0.38	0.41
Induced Conversion of Series B Preferred Stock	0.99	—	0.99	—
Amortization of Intangible assets	0.03	0.03	0.13	0.13
Stock-based compensation	0.06	0.05	0.22	0.19
Delisting expenses	—	—	—	0.01
Merger and reorganization expenses	0.00	0.03	0.00	0.09
Foreign exchange loss on acquisition hedging and re-measurement	—	—	—	0.01
Forfeiture of vested stock options	—	—	—	(0.04)
Loss on extinguishment of debt	—	—	0.64	—
Income tax adjustments	(0.03)	(0.04)	(0.35)	(0.13)
Non-GAAP adjustment to weighted-average shares used to compute net earnings per share	0.07	—	0.00	—

Basic EPS (Non-GAAP)	$0.53	$0.50	$2.00	$1.92

Diluted EPS (GAAP) to Diluted EPS (Non-GAAP):
Diluted EPS (GAAP)	$(0.63)	$0.30	$(0.01)	$1.21
Preferred dividend and accretion to preferred stock	0.06	0.11	0.37	0.41
Induced Conversion of Series B Preferred Stock	0.97	—	0.97	—
Amortization of Intangible assets	0.03	0.03	0.13	0.13
Stock-based compensation	0.06	0.05	0.21	0.19
Delisting expenses	—	—	—	0.00
Merger and reorganization expenses	0.00	0.03	0.00	0.09
Foreign exchange loss on acquisition hedging and re-measurement	—	—	—	0.01
Forfeiture of vested stock options	—	—	—	(0.04)
Loss on extinguishment of debt	—	—	0.63	—
Income tax adjustments	(0.03)	(0.03)	(0.34)	(0.12)
Non-GAAP adjustment to weighted-average shares used to compute net earnings per share	0.06	—	0.00	—

Diluted EPS (Non-GAAP)	$0.52	$0.49	$1.96	$1.88

*	Includes induced conversion $80 million paid to preferred stock holders and $1.7 million towards write-off of unamortized preferred stock issuance cost.

Non-GAAP Disclosure of Adjusted EBITDA

We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net income plus (i) depreciation and amortization, (ii) interest expense, (iii) income tax expense, minus (iv) other income, net plus (v) foreign exchange (gain)/loss, (vi) stock based compensation (vii) loss on extinguishment of debt (viii) Delisting expenses (ix) Merger and reorganization expenses. We eliminated the impact of the above as we do not consider them as indicative of our ongoing operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit agreement and our indenture use measures similar to Adjusted EBITDA to measure our compliance with certain covenants.

Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period; Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and other companies in our industry may calculate adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.